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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 5, 2002
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                    INTERSTATE NATIONAL DEALER SERVICES, INC.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                      1-12938                  11-3078398
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(State or Other Jurisdiction          (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)



       333 Earle Ovington Boulevard, Mitchel Field, New York       11553
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           (Address of Principal Executive Offices)              (Zip Code)


   Registrant's telephone number, including area code       (516) 228-8600
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 4.  CHANGES IN THE REGISTRANT'S CERTIFYING ACCOUNTANT.

         On August 5, 2002, the Registrant's audit committee voted to approve the engagement of PricewaterhouseCoopers LLP ( "PWC"), as the Registrant's independent auditors. PWC will replace Arthur Andersen LLP ("Andersen") as the Registrant's independent auditors.

         None of Andersen's reports on the Registrant's consolidated financial statements for the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

         During the two most recent fiscal years ended October 31, 2001, and through the date of this Current Report, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter in connection with its report on the Registrant's consolidated financial statements for such years; and there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

         The Registrant provided Andersen with a copy of the foregoing statements. Andersen has communicated to the Registrant that Andersen has informed the Securities and Exchange Commission ("SEC") that Andersen is unable to provide letters that corroborate or invalidate the statements in this disclosure, as required by the SEC. The Registrant has been advised that Andersen no longer has an infrastructure in place to process requests for such letters. As a result, no such letter is provided with this Form 8-K.

         During the Registrant's two most recent fiscal years ended October 31,2001, and through the date of this Current Report, the Registrant did not consult PWC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, or any matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

         (a)   Financial Statements of Businesses Acquired.

               Not applicable.

         (b)   Pro Forma Financial Information.

               Not applicable.

         (c)   Exhibits.

               None.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 5, 2002


                                     INTERSTATE NATIONAL DEALER SERVICES, INC.


                                     By:/s/ Chester Luby
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                                            Chester Luby, Chairman and
                                            Chief Executive Officer